UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2021

Cytocom Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	001-32954	20-0077155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2537 Research Boulevard, Suite 201 Fort Collins, CO 80526
(Address of Principal Executive Offices and zip code)

(888) 613-8802
(Registrant's Telephone Number, Including Area Code)

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.005	CBLI	NASDAQ Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

As previously disclosed, on July 27, 2021, Cleveland BioLabs, Inc. (the “Company”), High Street Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Cytocom, Inc., a Delaware corporation (“Old Cytocom”), completed their previously announced merger transaction. The merger transaction was completed pursuant to an Agreement and Plan of Merger, dated as of October 16, 2020, pursuant to which Merger Sub merged with and into Old Cytocom, with Old Cytocom continuing as a wholly owned subsidiary of the Company and the surviving corporation of the merger (the “Merger”). In connection with the closing of the Merger, Old Cytocom was renamed “Cytocom Subsidiary Inc.” and the Company was renamed “Cytocom Inc.”

Item 1.01 Entry Into a Material Definitive Agreement.

As a result of the Merger, the Company became party to a number of material definitive agreements, descriptions of which are set forth below.

●

Loan and Security Agreement, dated as of April 26, 2021, between Avenue Venture Opportunities Fund, L.P. (“Avenue”) and Old Cytocom, as supplement by the Supplement to the Loan and Security Agreement, dated as of April 26, 2021, between Avenue and Old Cytocom (the “Avenue Facility”), under which the Company (i) borrowed $15 million under a loan facility, (ii) issued the Avenue Warrant (as defined below) to Avenue and (iii) is obligated to issue shares of common stock upon conversion of up to $3 million of principal outstanding under the Avenue facility;

●

Warrant to Purchase Shares of Common Stock of Cytocom Inc, issued at the effective time of the Merger (the “Effective Time”), by the Company to Avenue (the “Avenue Warrant”), exercisable for up to 154,004 shares of Company common stock;

●

Amended and Restated Share Purchase Agreement, dated as of July 27, 2021, by and among GEM Global Yield LLC SCS, GEM Yield Bahamas Limited (such entities together, “GEM”) and the Company, as successor to Old Cytocom (the “GEM Equity Line Agreement”), under which the Company will sell, from time to time, up to $75 million shares of its common stock at a price per share equal to 90% of the trading price of the Company’s common stock over a designated pricing period;

●

Warrant to Purchase Shares of Cytocom Inc., dated as of July 27, 2021, issued to GEM (the “GEM Warrant”), exercisable for up to 1,720,083 shares, or 4.99% of the outstanding shares of common stock as of immediately after the Effective Time;

●

The Amended and Restated Registration Rights Agreement, dated as of July 27, 2021, between Old Cytocom, GEM Global Yield LLC SCS and GEM Yield Bahamas Limited (the “Registration Rights Agreement”); and

●

Warrants (the “2021 Warrants”), issued immediately after the Effective Time, by the Company to the purchasers of Old Cytocom’s Series A-3 Preferred Stock and Series A-4 Preferred Stock, each of which were converted immediately prior to the Effective Time, exercisable for up to an aggregate 952,000 shares of Company common stock.

Avenue Facility

Under the terms of the Avenue Facility, Avenue agreed to make term loans to Old Cytocom from time to time in aggregate principal amount of up to $15,000,000. Each loan made by Avenue under the Avenue Facility will be evidenced by a separate promissory note payable to Avenue. The loans will bear interest at a variable rate of interest equal to the sum of (i) the greater of (A) the Prime Rate and (B) 3.25% plus (ii) 7.74%. Repayment of the loans owed under the Avenue Facility are secured by a security interest in substantially all of Old Cytocom’s assets, including equipment, fixtures, inventory, deposit accounts and personal property, as well as the securities it holds in its wholly owned subsidiaries. The making of each loan requested by Old Cytocom is subject to certain customary conditions, including the provision of a legal opinion, certified copies of resolutions and organizational documents, the company’s good standing and other matters.

Additionally, the aggregate loan amounts were deposited by Avenue into a controlled account. Old Cytocom may transfer up to $10 million into its general operating account, which will also be subject to a control agreement with Avenue, upon the occurrence of the following events: (i) the consummation of the Merger, (ii) receipt by Avenue of an assignment of the Avenue Facility documents from Old Cytocom to the Company and (iii) the Company having a market capitalization of at least $150,000,000. Upon the execution of the assignment, the obligations of Old Cytocom will become obligations of the Company, and accordingly, the Company’s assets will be subject to a security interest in favor of Avenue. The Company will then be able to transfer an additional $5 million into its general operating account, which will also be subject to a control agreement with Avenue, upon the Company raising at least $20 million in additional capital in the form of subordinated indebtedness or equity from a follow-on transaction entered into after the Effective Time. The loans made by drawdowns from the controlled account will be evidenced by a promissory note. The note will provide that the Company will be required to make only monthly payments interest, calculated as described above, until April 2022 (which may be extended to April 2023 upon the Company’s raising of an additional $20 million in capital). Thereafter, the Company will also be required to make monthly payments of principal in equal installments until the maturity date of May 1, 2024.

The Avenue Facility documents contain customary representations and warranties of Old Cytocom, as well as various affirmative and negative covenants. Among such covenants are requirements that the Company:

●	provide notice of certain events;
●

deliver monthly financial statements to Avenue, until the Company has a market capitalization of at least $250 million and maintains at least a minimum of $4 million in unrestricted cash, after which it will only need to provide quarterly statements;

●	execute regular compliance certificates;
●	provide copies of all board of directors materials and minutes of meetings to Avenue;
●	maintain its existence and comply with all applicable laws;
●

may not become indebted for borrowed money, the deferred purchase price for property or enter into any leases that would be capitalized in accordance with GAAP, subject to certain exceptions, including indebtedness for the acquisition of supplies, subordinated indebtedness and certain other items;

●	maintain a minimum of $5 million in unrestricted cash and cash equivalents in accounts subject to control agreements with Avenue;
●	may not create, incur or assume any liens on its property;
●	may not undergo any fundamental or change-in-control transactions or sell all its assets;
●	may not make any loans or investments, subject to certain exceptions;
●	may not enter into any transactions with related parties;
●	may not prepay any other indebtedness; or
●	may not create, acquire or sell any subsidiaries.

The Avenue Facility documents also grant certain additional rights to Avenue. Under the Avenue Facility, Avenue has a preemptive right to purchase up to $1 million of Company equity securities on the same terms, conditions and prices offered by the Company to any investor in connection with any equity or debt financing until October 16, 2022. Additionally, Avenue has the right to convert up to $3 million of outstanding principal into shares of Company common stock. The number of shares issuable upon conversion will be determined by dividing the amount of indebtedness being converted by 120% of the 5-day volume weighted average price (VWAP) of Company common stock prior to the date of the issuance of the Avenue Warrant.

Avenue Warrant

At the time of the Company’s first draw under the Avenue Facility, the Company issued the Avenue Warrant to Avenue. The Avenue Warrant is exercisable for an aggregate of 154,004 shares of Company common stock at an exercise price of $0.01 per share. Avenue may exercise the Avenue Warrant at any time and from time to time until April 30, 2026. The terms of the Avenue Warrant provide that the exercise price of the Avenue Warrant, and the number of shares of Common Stock for which the Avenue Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications.

GEM Equity Line Agreement

Under the terms of the GEM Equity Line Agreement, the agreement became immediately binding upon the Company at the Effective Time. Under the GEM Equity Line Agreement, the Company may elect to issue and sell to GEM up to $75 million of its common stock. Upon the election of the Company to make such a sale, it will deliver a draw-down notice to GEM, and, if all applicable conditions are satisfied, GEM will purchase newly issued shares for the amount specified in the draw-down notice. The purchase price of the shares to be sold is set at 90% of the recent average daily closing price of the Company’s common stock on the Nasdaq Capital Market or other market on which the stock may be listed. The Company is not permitted to make a draw-down request in an amount that exceeds 400% of the average daily trading volume of the Company’s stock for the 30 trading days preceding the draw-down date. Each draw down is subject to certain closing conditions, including (i) the continued accuracy of the representations and warranties made in the GEM Equity Line Agreement, (ii) a registration statement registering the resale of the shares sold under the GEM Equity Line Agreement having been declared effective by the Securities and Exchange Commission (“SEC”), (ii) the absence of any law, order, ruling or injunction prohibiting the consummation of the transactions contemplated by the GEM Equity Line Agreement, (iii) the Company’s common stock not being suspended from trading by the Nasdaq Capital Market or other market on which the shares are then listed, (iv) the absence of any litigation commenced, or governmental investigation commenced or threated, against the Company in connection with the GEM Equity Line Agreement transactions and (v) with respect to the first draw down only, the delivery by the Company’s counsel of a negative assurance letter and delivery by the Company’s independent auditors of a comfort letter. However, the Company will be permitted to make a draw-down request for the sale of up to $15 million of shares in the period immediately following the Effective Time without having to have an effective resale registration statement in effect. The resale of the shares sold pursuant to this initial drawdown request will not be required to be registered immediately, however, the Company may register the offer and sale of the draw-down shares. Upon the Company’s issuance of shares in connection with any draw-down purchase made by GEM, the Company will be required to pay GEM, in cash or additional shares of stock, a commitment fee in an amount equal to 2% of the amount purchased in such drawdown.

The Company is prohibited by the terms of the GEM Equity Line Agreement from issuing to GEM a number of shares of common stock, including shares issued upon exercise of the GEM Warrant, that exceeds 19.99% of the number of shares outstanding immediately following the closing of the Merger.

The GEM Equity Line Agreement terminates on the earlies to occur of (i) three years from the Effective Time, (ii) July 27, 2026 or (iii) the date on which GEM has purchased $75 million in the aggregate of Company stock. Upon payment of $1.5 million to GEM, the Company may terminate the GEM Equity Line Agreement following the settlement in full of the issuance of the shares made for the first $15 million draw-down purchase.

The GEM Equity Line Agreement contain customary representations and warranties of the Company, as well as various affirmative and negative covenants. Among such covenants are requirements that the Company:

●	comply with applicable laws, including the securities laws;
●

file a registration statement with the SEC to register the resale of the shares sold under the GEM Equity Line Agreement and undertake best efforts to maintain the effectiveness of the registration statement;

●	not enter into any other agreement that would restrict or impair the Company’s ability to perform under the GEM Equity Line Agreement, including any other equity line arrangement; and
●	keep reserved an adequate number of shares for issuance under the GEM Equity Line Agreement.

GEM Warrant

In connection with the Company’s entry into the GEM Equity Line Agreement, Old Cytocom issued the GEM Warrant to GEM. At the Effective Time, the GEM Warrant automatically became an obligation of the Company. The GEM Warrant exercisable for an aggregate of 1,720,083 shares of Company common stock, or 4.99% of the Company’s outstanding stock as of immediately after the Effective Time, at an exercise price of $5.01 per share. The exercise price will increase to $5.51 if on the one-year anniversary date of the Effective Time, the warrant has not been exercised in full and the average closing price per share of the Company’s common stock for the 10 days preceding the anniversary date is less than 90% of the initial exercise price. GEM may exercise the GEM Warrant at any time and from time to time until July 28, 2024. The terms of the GEM Warrant provide that the exercise price of the GEM Warrant, and the number of shares of Common Stock for which the GEM Warrant may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications. Additionally, the GEM Warrant contains weighted average anti-dilution provisions that provide that if the Company issues shares of common stock, or securities convertible into or exercisable or exchange for, shares of common stock at a price per share that is less than the volume-weighted average price of the common stock prior to that issuance, then then the exercise price of the GEM Warrant will be proportionally reduced by application of a formula provided for in the GEM Warrant that takes into account such new issuance price in light of the number of shares issued and to be issued.

GEM Registration Rights Agreement

In connection with the Company’s entry into the GEM Equity Line Agreement, Old Cytocom entered into the Registration Rights Agreement with GEM. At the Effective Time, the Company succeeded Old Cytocom as a party to the Registration Rights Agreement. Pursuant to the terms of the Registration Rights Agreement, the Company has agreed to file a registration statement under the Securities Act registering the resale of the shares sold under the GEM Equity Line Agreement and the GEM Warrant by September 1, 2021. The Registration Rights Agreement also provides that if the foregoing registration statement is not then in effect, and the Company proposes to file certain types of registration statements under the Securities Act with respect to an offering of equity securities, the Company will be required to offer GEM the opportunity to register the sale of all or part of its shares on the terms and conditions set forth in the Registration Rights Agreement (customarily known as “piggyback rights”). The Company will bear all expenses of such registration.

2021 Warrants

Immediately after the Effective Time, the Company issued the 2021 Warrants. The 2021 Warrants are exercisable for an aggregate of 952,000 shares of Company common stock at an exercise price of $5.00 per share. The holders of the 2021 may exercise the 2021 Warrants at any time and from time to time until December 10, 2021. Upon exercise and payment of the applicable exercise price to the Company by a holder, the Company will issue to such holder (i) the underlying shares of Common Stock for which the exercise price is paid and (ii) a new warrant, in substantially the same form as the 2021 Warrants, that expires on December 10, 2022. The terms of the 2021 Warrants provide that the exercise price of the 2021 Warrants, and the number of shares of Common Stock for which the 2021 Warrants may be exercised, are subject to adjustment to account for increases or decreases in the number of outstanding shares of Common Stock resulting from stock splits, reverse stock splits, consolidations, combinations and reclassifications.

The foregoing descriptions do not purport to be complete and are qualified in its entirety by reference to the full terms of the agreements and instruments described, which are filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto, and are incorporated herein by reference.

Item 2.03 Creation of Direct Financial Obligation or an Obligation under an Off-Balance sheet Arrangement of a Registrant.

The information set forth in Item 1.01 hereof is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

At the Effective Time, the Company became issuer of the GEM Warrant, the Avenue Warrant and the 2021 Warrants (collectively, the “Warrants”) to the holders thereof, as described above under Item 1.01 of this Current Report. The Warrants were issued in private placement transactions pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) of the Securities Act. The Company relied on this exemption from registration based in part on representations made by the holders in the GEM Equity Line Agreement, the Avenue Facility and the 2021 Warrants that each is an “accredited investor” as defined in Rule 501 under the Securities Act and that the Warrants are being acquired for investment purposes and not with a view to or for sale in connection with any distribution thereof in violation of any federal or state securities laws.

Item 9.01         Financial Statements and Exhibits

(d)         Exhibits

Exhibit Number	Description

10.1	Loan and Security Agreement, dated as of April 26, 2021, by and among Cytocom, Inc. and Avenue Venture Opportunities Fund, L.P.

10.2	Supplement to the Loan and Security Agreement dated as of April 26, 2021 between Cytocom, Inc. and Avenue Venture Opportunities Fund, L.P.

10.3	Warrant to Purchase Shares of Common Stock of Cytocom Inc., dated as of July 27, 2021, issued to Avenue Venture Opportunities Fund, L.P.

10.4	Amended and Restated Share Purchase Agreement, dated as of July 27, 2021, by and among GEM Global Yield LLC SCS, GEM Yield Bahamas Limited and Cytocom Inc.

10.5	Warrant to Purchase Shares of Cytocom Inc., dated as of July 27, 2021, issued to GEM Yield Bahamas Limited

10.6	Form of 2021 Warrants

10.7	Amended and Restated Registration Rights Agreement, dated as of July 27, 2021, by and among GEM Global Yield LLC SCS, GEM Yield Bahamas Limited and Cytocom Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytocom, Inc.

Date: August 2, 2021	By:	/s/ Peter Aronstam
	Name:	Peter Aronstam
	Title:	Chief Financial Officer